/s/ Humberto Calheiros Antunes

3515 LYMAN BOULEVARD, CHASKA, MINNESOTA 55318 | 952.368.6400 | LIFECORE.COM

POWER OF ATTORNEY

I, Humberto Calheiros Antunes, Swiss citizen, born May 29, 1961, hereby constitute and appoint each of Rebecca Hilt, Aaron Perlitsh and John Morberg, each acting alone, as my true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned any application for access codes to the United States Securities and Exchange Commission (the "SEC") filing system, as well as apply for any amendments, renewals, update or replacements of such codes, including without limitation any Form ID and filing of same with the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Lifecore Biomedical, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the SEC and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each of the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all the acts such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

/s/ Humberto Calheiros Antunes

Date: August 10, 2024

Lifecore BIOMEDICAL